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                                                                   EXHIBIT 10.17

                             EMPLOYMENT AGREEMENT
                             --------------------

     Employment Agreement dated as of December 1, 1997 by and between GLENN M. KING, residing at 135 Countryside Drive, Rocky Hill, CT 06067 ("Employee"), and Command Systems Incorporated, a Delaware corporation with its principal office at Pond View Corporate Center, 76 Batterson Park Road, Farmington, CT 06032 ("Employer").

                                  WITNESSETH:

     WHEREAS, Employee has been employed by Employer; and

     WHEREAS, Employee is desirous of continuing his employment with Employer; and,

     WHEREAS, Employer is desirous of having Employee remain with Employer; and

     WHEREAS, Employer and Employee are desirous of setting out the terms and conditions of said employment.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties hereto agree as follows:

     1. PRIOR AGREEMENTS. Employer and Employee agree that this Employment Agreement will supersede any prior Employment Agreement.

     2. EMPLOYMENT. Employer hereby employs Employee for the services and duties described in this Agreement and Employee hereby accepts the employment upon the terms and conditions hereinafter set forth.

     3. DUTIES. Employee shall perform his duties and functions under this Agreement in a manner satisfactory to the Employer. Employee's duties hereunder shall include, but not be limited to, performing duties on behalf of the parent corporation (if any) of Employer and Employer's affiliates and subsidiaries. Employee's primary function shall be that of a Vice President of Recruiting as defined by Employer, which work shall include but not be limited to:

     Manage Recruiting Functions for All Branch Locations;
     Achieve Profit Goals to Ensure Continued Growth and Profitability; Manage Recruiters;
     Provide Forecasting for Staffing, Profit and Revenue; and,
     Participate as Member of the Senior Management Team.

Employee shall devote his entire time, attention and energies to the performance of his duties for Employer pursuant to this Employment Agreement and shall not during the term of this Employment Agreement be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage, provided that the foregoing shall not prohibit investment activities by Employee for his own benefit and account provided such

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investment activities by Employee shall not require any services on Employee's part in any operations and shall not interfere with the duties to be performed by Employee hereunder for Employer. Employee shall not engage in any activities whatsoever which conflict with the objectives of Employer's business or its affiliates and subsidiaries or any company Employer shall merge with.

     4. TERM. This Employment Agreement shall not constitute an agreement by the Employer to employ Employee for any specific period of time. Employee does hereby agree that Employee shall be at all times an Employee at will and the employment relationship may be terminated at any time by either Employee or Employer. This Employment Agreement may also be terminated by either party for cause at any time upon written notice. "Cause" shall be defined to mean (1) the Employee's continued willful failure to substantially perform his duties with the Company after a written demand for substantial performance is delivered to him by the President or the Board, which demand specifically identifies the manner in which the President or the Board believes that he has failed to substantially perform his duties, (2) the Employee's conviction of a felony, (3) the Employee's willful misconduct that is materially and demonstrably injurious to the Company, or (4) the Employee's violation of Sections 14 and 15 hereof; provided, however, that the Employee shall not be terminated for "Cause" unless and until the President or the Board has given the Employee reasonable notice of its intended actions and the alleged events or activities giving rise thereto and with respect to those events or activities for which a cure is possible, a reasonable opportunity to cure such breach, and there shall have been delivered to him a written notice from the President or a copy of a resolution duly adopted by the Board regarding such actions.

     5. NOTICE OF TERMINATION. Any purported termination of the Employee's employment by the Company or by him shall be communicated by a written notice ("Notice of Termination") that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated.

     6. DATE OF TERMINATION. "Date of Termination" shall mean if the Employee's employment is terminated by the Company, the date specified in the Notice of Termination.

     7. SEVERANCE. In the event Employer shall terminate Employee's employment without cause, then and in that event, Employee shall be entitled to receive six month's salary less appropriate deductions for federal, state and city income taxes, if any, FICA contributions and any other deductions required by law.

     8. COMPENSATION. Employer shall pay to Employee, in consideration of the services to be rendered hereunder, compensation in the form of an annual salary to equal the rate of One Hundred Twenty Thousand Dollars and Zero Cents ($120,000.00) (less appropriate deductions for federal, state and city income taxes, if any, FICA contributions and any other deductions required by law). In the event of termination for any reason whatsoever, Employee forfeits all commissions and/or bonuses as of the last day of payroll.

     Employee acknowledges that the annual salary and the other terms that are set out in this Employment Agreement is the consideration for Employee executing the Non-Competition Agreement and Confidential Information

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Agreement, both set out as Articles 14 and 15 respectively.

     9. VACATIONS. As set out in Employer's Employee Manual, a copy of which Employee has received.

     10. ILLNESS OR INCAPACITY. As set out in Employer's Employee Manual, a copy of which Employee has received.

     11. FRINGE BENEFITS. As set out in Employer's Employee Manual, a copy of which Employee has received.

     12. EXPENSES. Employer shall reimburse the Employee for all reasonable travel other than by automobile, entertainment and other business expenses incurred or paid by the Employee in performing his duties under this Agreement, upon presentation by the Employee of expense statements or vouchers and such other supporting information as Employer may from time to time request, provided Employer shall have previously approved such expenditures. Employer agrees Employee shall receive a car allowance as additional compensation in an amount equal to Five Hundred Dollars and Zero Cents ($500.00) per month until same is changed by the Company or Employee is no longer employed by Employer for whatever the reason.

     13. Employee shall also be reimbursed for expenses associated with membership to Indian Hill Country Club, Newington, CT for client golf outings. Expenses must be documented according to current Expense Policy Reimbursement.

     14. NON-COMPETITION. To induce Employer to enter into this Employment Agreement, Employee covenants and agrees as follows:

          A. For so long as Employee shall be employed by Employer pursuant to this Employment Agreement or otherwise, and for a period of one (1) year after the date on which Employee is no longer employed by Employer, Employee shall not:

          (i) solicit any Customers for the purchase of any services and/or products which may be furnished or offered by the Employer or any parent, subsidiary or affiliate of the Employer unless Employee is involved in the Employer's "Right-to-Hire" program in which case Employer's Customer has a "Right-to-Hire" and Employee has a right to become an employee of the Employer's Customer under the terms and conditions of the "Right-to-Hire" program;

          (ii) employ or engage as an independent contractor, or enter into a business relationship with any person who at such time is an officer or employee of the Employer, or who then is a partner, principal or employee of the Employer, or any parent, subsidiary or affiliate of the Employer at any time during the term of this Agreement (any such person herein referred to as a "Targeted Employee") or offer any Targeted Employee such employment, engagement or relationship or, during the term of this Agreement, advise, urge or counsel any other person or legal entity to employ, engage as an independent contractor, or enter into a business relationship with, any Targeted Employee;

          (iii) compete with Employer within the State of Connecticut directly or indirectly, whether as an officer, director, shareholder, partner, independent contractor, agent or employee of any person or entity which is engaged in a business similar to that of the Employer and which relationship was created as a result of and/or during employment with Employer; and,

          (iv) enter into a business relationship of any nature with any supplier of any products sold by the Employer or any parent, subsidiary or affiliate of the Employer on or before the Effective Date first written above, for the sale or distribution of any such products or services sold or offered by the

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          Employer, directly or indirectly, to any Customer.

     B. Employee acknowledges (i) that his position with Employer will require the performance of services which are special, unique, extraordinary and intellectual in character and place him in a position of confidence and trust with the Employer's Customers and Employer's employees and its affiliates, (ii) that the goodwill of Employer will be generated among Employer's Customers, potential customers and Employer's employees by Employee during the course of services performed by him for Employer, (iii) that the covenants set forth above are necessary in order to protect and maintain the goodwill to be generated by Employee on behalf of Employer, and (iv) that Employer would not have entered into this Employment Agreement nor given the Employee the renumeration set out in Article 8 of this Agreement as consideration for Articles 15 and 16, unless Employee agreed to the stated covenants.

     C. Employee acknowledges that the covenants set forth herein are reasonable as to time and scope and that the enforcement of the covenants set forth above will not prevent him from earning a livelihood.

     15. CONFIDENTIAL INFORMATION. To induce Employer to enter into this Employment Agreement, Employee covenants and agrees to be bound by this Article. Employee agrees that a breach of such Confidential Information shall constitute a breach of this Employment Agreement.

     Employee is being employed by the Employer and will be receiving wages or salary, benefits and other compensation in connection therewith. In consideration thereof and in recognition of the specialized, unique and highly confidential aspects of the Employer's business to which Employee may be exposed or in which Employee may participate during the course of his employment, Employee is willing to undertake the obligations to be undertaken on his part as hereinafter more fully set forth. The Employer is likewise willing to undertake the obligations to be undertaken on its part as hereinafter more fully set forth.

     A. For all purposes of this Agreement, the following terms shall have the meanings respectively set forth for them as follows:

          (i) "Propriety Information" shall mean any and all sales data, internal procedures, future strategies, plans, automation strategies, organization, inventions, research, designs, products, processes, formulae, know-how, customer lists, trade secrets and/or other non-public information or data related, directly or indirectly, to the business of the Employer or to the business of Employer's customers as the same is carried on from time to time;

          (ii) "Proprietary Rights" shall mean all computer systems, programs, software and devices, including information in regards to the design, methodology, techniques, and documentation thereof, all patents, copyrights, rights of creators and/or similar rights and privileges, whether domestic or foreign, statutory or at common law, filed or not filed, perfected or unperfected, or otherwise, relating to any Proprietary Information;

          (iii) "Proprietary Proceeds" shall mean all proceeds and products of any Proprietary Information and/or Proprietary Rights; and

          (iv) "Proprietary Assets" shall mean Proprietary Information and/or Proprietary Rights and/or Proprietary Proceeds, considered collectively or separately.

     B. Employee acknowledges that any and all Proprietary Assets wholly or partially created, completed and/or developed by Employee, acting alone or jointly with others at any time during Employee's employment with the Employer or within a period of one year (1) following the termination of Employee's employment with the Employer, shall be deemed to be and to have been at all times, the sole and exclusive property of the Employer.

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     C.   Employee specifically agrees, confirms and acknowledges that (i) any and all Proprietary Assets, however, whenever and from whomever acquired by the Employer, are and shall at all times remain the sole and exclusive property of the Employer, (ii) Employee shall not use, possess, disclose, transfer and/or otherwise deal with any such Proprietary Assets at any time during his employment other than specifically within the scope of his employment and in furtherance of the business and affairs of the Employer and (iii) Employee shall not use, possess, disclose, transfer and/or otherwise deal with any Proprietary Assets at any time after the termination of his employment under any circumstances whatsoever, provided that following termination of Employee's employment, these restrictions shall not apply to such Proprietary Assets which are then in the public domain (provided the Employee was not responsible, directly or indirectly, for such Proprietary Assets entering the public domain) without the written consent of the Employer.

     D. Employee agrees that he shall not, throughout the term and/or within the scope of his employment, use, possess, disclose, transfer and/or otherwise deal with any information, rights, proceeds or other assets which are in the nature of Proprietary Assets relating to the business or affairs of the Employer for any purpose other than the business of the Employer.

     E. Employee agrees that he, throughout the term of his employment with the Employer and at any and all times following the termination thereof, execute and deliver all such further instruments and documents, and do and perform all such further acts and things, as may be necessary or helpful and/or as may be reasonably requested by the Employer in furtherance of the purposes and intent of this Agreement. By way of illustration and not by way of limitation of the foregoing, Employee specifically agrees that he shall:

          (i) immediately communicate and thoroughly describe to the Employer in writing any and all such Proprietary Information;

          (ii) promptly execute and deliver all such instruments or agreements of assignment and/or transfer as the Employer may from time to time request to carry out the purposes and intent of this Agreement.

          (iii) assist the Employer, at such times and in such manner as the Employer may request in connection with the Employer's efforts to secure, apply for, renew or otherwise perfect Proprietary Rights with respect to any and all Proprietary Assets; and

          (iv) upon the termination of Employee's employment, immediately deliver to the Employer any and all written, recorded or other physical evidence of any and all Proprietary Assets in his possession or under his control;

     F. All Proprietary Information which is newly developed for, presented to, or otherwise brought to the attention of the Company during Employee's employment shall be the Proprietary Information of the Company. Any compensation to be paid for the development or acquisition of such Proprietary Information shall be at the sole discretion of the Company.

     G. Employee represents and covenants that he is not presently and will not hereafter become a party to any contract or agreement which contravenes any of the terms, provisions, purposes or intent of this Agreement.

     The parties hereto stipulate as their express mutual intention, in the event that any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid and/or enforceable, that (a) such court reform the offensive provision consistent with the balance of this Agreement but to the least extent possible such that the offensive provision shall thereafter be valid and enforceable, and (b) the balance of this Agreement be unaffected thereby and continue in full force and effect.

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     16.  COSTS AND EXPENSES.  In the event Employer shall incur or sustain any costs or expenses including attorney's fees, in connection with or arising out of any breach, threatened breach or otherwise to obtain the full and prompt performance of this Employment Agreement by Employee, Employee shall pay such costs or expenses on Employer's demand.

     17. AMENDMENT AND MODIFICATION. This Employment Agreement contains the entire agreement between the parties with respect to the subject matter hereof. Subject to applicable law, this Employment Agreement may be amended, modified and supplemented by written agreement of Employer and Employee with respect to any of the terms contained herein.

     18. WAIVER OF COMPLIANCE. Any failure of either party to comply with any obligation, covenant, agreement or condition on its part contained herein may be expressly waived in writing by the other party, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of any subsequent or other failure. Whenever this Employment Agreement requires or permits consent by or on behalf of any party, such consent shall be given in writing.

     19. NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail with postage prepaid, return receipt requested, courier service, express mail, and properly addressed to the other party at the addresses hereinafter set forth:

          (a)  if to Employer:      Pond View Corporate Center
                                    76 Batterson Park Road
                                    Farmington, CT 06032

          with a copy to:           Kleinman & Associates, P.C.
                                    22 Masonic Street
                                    New London, CT 06320
                                    Attn:  Stewart F. Kleinman, Esquire

          (b)  if to Employee:      135 Countryside Drive
                                    Rocky Hill, CT 06067

     20. ASSIGNMENT. This Employment Agreement shall inure to the benefit of Employee and Employer and be binding upon the successors and general assigns of Employer and the heirs, executors and administrators of Employee. Except as provided herein, this Employment Agreement shall not be assignable except by Employer to an affiliate, subsidiary or company Employer is merged with. Any assignment or delegation made by Employee shall be void ab initio.

     21. If any of the provisions of this Agreement, or any part thereof, is hereinafter construed to be invalid or unenforceable, the same shall not affect the remainder of such provision or provisions, which shall be given in full effect, without regard to the invalid portions. If any of the provisions of this Agreement, or any part thereof, is held to be unenforceable because of the duration of such provision or the type of conduct prohibited therein, the parties agree that the court making such determination shall have the power to modify the duration or other terms of such provision and, as so modified, said provision shall then be enforceable. In the event that the courts of any one or more jurisdictions shall hold such provisions wholly or partially unenforceable by reason of the scope thereof or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided for herein in the courts of any other jurisdictions as to breaches or threatened breaches of such provisions in such other jurisdictions, the above provisions as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

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     22.  Employee does hereby consent to the jurisdiction of the courts of the
State of Connecticut for any action arising out of or in connection with this Agreement, and Employee does hereby agree that the Superior Court of the Judicial District of Hartford/New Britain at Hartford shall be a proper venue for any such action.

     23. CONSTRUCTION. This Agreement shall be deemed as regards each reference contained herein to "he", "him" or "his", to refer to "she", "her" or "hers", as the context may require, and as regards each reference to the singular to include the plural and vice versa, as the context may require.

     24. SURVIVAL. Employee acknowledges and agrees that his/her undertakings and agreements in this Agreement shall survive the termination of his/her employment and shall continue and be binding upon his/her following such termination.

     25. ADDITIONAL PROVISIONS. (a) Employee acknowledges that the remedy at law for any breach or threatened breach of the provision of this Agreement by Employee will be inadequate, and that, accordingly, the Employer shall, in addition to all other available remedies be entitled to injunctive relief, without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law or in equity. Employee agrees not to plead or defend on any grounds of adequate remedy at law or any similar defense in any action by the Company against Employee for injunctive relief or for specific performance of any Employee's obligations hereunder. Nothing herein shall be construed prohibiting Company from pursuing any other remedies for any breach or threatened breach hereof by Employee.

     (b) In the event that any action, suit or other proceeding in law or in equity is brought to enforce the provisions of this Agreement or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any other relief in favor of the Employer, all expenses (including reasonable attorney's fees) of the Company in such action, suit or other proceeding shall (on the demand of the Employer) be paid by Employee. In the event the Employee is successful in defending said action, then Employee shall be entitled to be reimbursed for all expenses (including reasonable attorney's fees) in defending said action, suit or other proceeding.

     (c) Employee acknowledges that Employer or Employee on behalf of the Employer, will commit Employee to various Customer assignments from time to time and that these assignments require the Employee to complete certain projects within certain time parameters. In the event of termination, for any reason whatsoever, Employee agrees to use his best efforts to complete the assignment or provide a reasonable transition period that will not jeopardize the completion of the Customer's project.

     IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and the year first written above.

               COMMAND SYSTEMS INCORPORATED

               /s/ Debra Leavitt                     7/02/98
               ______________________________      _________
                                                        Date

               /s/ Glenn M. King                     7/02/98
               ______________________________      _________
               Glenn M. King                            Date

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